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                       SECURITIES & EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934


      Date of Report (Date of earliest event reported): February 17, 1997


                            Terrace Holdings, Inc.
            (Exact name of registrant as specified in its charter)


          Delaware                     0-27132                   65-0594270
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)            Identification No.)


          2699 Stirling Road, Suite C-405, Fort Lauderdale, FL 33312
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                   (Address of principal executive offices)


Registrant's telephone number, including area code: 305-894-6000
                                                    ----------------------------


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         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets
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     On February 17, 1997, Terrace Holdings, Inc. (the "Registrant") consummated an Asset Acquisition Agreement ("Agreement") acquiring all of the assets and related liabilities of DownEast Frozen Desserts, LLC ("DE"), a Delaware limited liability company unaffiliated with the Registrant, which manufactures and markets frozen desserts under the name Deering Ice Cream with its principal offices located in Portland, Maine. Under the Agreement signed as of December 9, 1996, and as amended as of February 7, 1997, the Registrant's new wholly-owned subsidiary, Deering Ice Cream, Inc. ("Deering"), acquired such assets and related liabilities to continue the business of manufacturing and marketing frozen desserts.

     The consideration given by the Registrant for the acquisition of the above assets, arrived at through arms-length negotiations between the parties, consisted of: (1) 918,900 shares of the Registrant's Common Stock; and (2) Warrants to purchase 250,000 additional shares of the Registrant's Common Stock at a exercise price of $1.1875 exercisable commencing February 17, 1997, the closing date of the transaction, and expiring on August 31, 2000.

     In addition, the Registrant entered into a five year employment agreement with Mr. Milton Namiot, President of DE, whereby Mr. Namiot will serve as the President and Chief Executive Officer ("CEO")of the Deering subsidiary and CEO of the Registrant.

Item 5.   Other Events
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     In addition to naming Mr. Namiot as the Registrant's new CEO, at a meeting of the Registrant's Board of Directors immediately following the closing of the Agreement, the Registrant announced that as of February 17, 1997, it had filled two vacancies on its Board of Directors with the additions of Steven Shulman and Richard Power.

     Also, the existing employment agreements for both Samuel H. Lasko, the Registrant's President, and Jonathan S. Lasko, the Registrant's Executive Vice President and Chief Operating Officer, were amended to delete the provision which granted each of them performance based warrants to purchase 750,000 shares of the Registrant's Common Stock. In lieu thereof, Samuel and Jonathan Lasko each received Warrants to purchase
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375,000 shares of the Registrant's Common Stock at $1.1875 per share which
Warrants are immediately exercisable at any time through August 31, 2000.

     Finally, the Registrant announced its plans to reduce the exercise price of its public warrants from $4.00 to $1.25 for a 60 day period after the Securities and Exchange Commission ("SEC") declares effective a post effective amendment to the registration statement covering the warrants. The post effective amendment is intended to be filed after the Registrant's audited financial statements for the year ended December 31, 1996 become available.

     A copy of a press release dated February 20, 1997 is attached as Exhibit
99.

Item 7.   Financial Statements and Exhibits
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     (a)(4)  It is impracticable to provide the required financial statements at this time. The Registrant intends to file the financial statements in an amendment hereto within 60 days of the filing of this report. With respect to DE, however, certain audited financial statements available at this time and attached hereto include: (1) the audited balance sheet of DE as of October 26, 1996, and the related statements of operations, members' equity and cash flows for the nine month period since inception (January 22, 1996) to October 26, 1996, and (2) unaudited statements of income of Frozen Desserts, Inc., from which DE purchased its assets, for the 12 months ended December 31, 1995 and 1994 and an unaudited balance sheet of Frozen Desserts, Inc. as of December 31, 1995.

     In addition, the Registrant hereby incorporates by reference its audited financial statements for the year ended December 31, 1995 previously filed with the SEC on its Form 10-KSB, and its unaudited financial statements for its most recent fiscal quarter ended September 30, 1996 filed with the SEC on its Form 10-QSB, Commission File # 0-27132.

     (b) It is impracticable to provide the required pro forma financial statements at this time. However, the registrant intends to file such required pro forma financial statements in an amendment hereto within 60 days of the filing of this report.

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     (c)  Exhibits.

          2. Asset Acquisition Agreement and Amendment thereto between Terrace Holdings, Inc. and DownEast Frozen Desserts, LLC.

          3(i). Certificate of Incorporation of Terrace Holding's, Inc. (Incorporated by reference to the Registrant's registration statement on Form SB-2, Commission file # 333-96892A).

          3(ii). By-Laws of Terrace Holding's, Inc. (Incorporated by reference to the Registrant's registration statement on Form SB-2, Commission file # 333-96892A).

          27.      Financial Data Schedule (To be filed by amendment)

          99.      Press Release dated February 20, 1997

          99.1     Audited Financial Statements of DownEast Frozen Desserts, LLC

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TERRACE HOLDINGS, INC.
                                   --------------------------------
                                             (Registrant)


Date: March 4, 1997
                                   By: /s/ Samuel H. Lasko
                                       ----------------------------
                                           Samuel H. Lasko
                                           President


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